Filed Pursuant to Rule 424(b)(5)
Registration No. 333-266542

This prospectus supplement relates to an effective registration statement under the Securities Act of 1933 but is not complete and may be changed. This prospectus supplement and the accompanying base prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED OCTOBER 29, 2024
Prospectus Supplement
(To Prospectus Dated August 4, 2022)

$75,000,000
THRYV HOLDINGS, INC.
Shares
Common Stock
We are offering       shares of our common stock.
We have granted the underwriter a 30-day option to purchase up to an additional       shares of our common stock on the same terms and conditions as set forth below.
Our common stock is listed on The NASDAQ Capital Market under the symbol “THRY.” On October 28, 2024, the last reported sales price of our common stock was $17.95 per share.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement and beginning on page 4 of the accompanying base prospectus.
The shares may be offered by the underwriter from time to time to purchasers directly or through agents, or through brokers in brokerage transaction on the Nasdaq Stock Market LLC, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
Delivery of the shares of common stock will be made on or about October    , 2024 through the book-entry facilities of the Depository Trust Company.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
Bookrunner
RBC Capital Markets
The date of this prospectus supplement is October   , 2024.

In making your investment decision, you should rely only on the information included or incorporated by reference in this prospectus supplement or to which this prospectus supplement refers. Neither we nor the underwriter has authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement or the accompanying base prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor the underwriter take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriter are making an offer of shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying base prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement and the accompanying base prospectus contain the terms of this offering of our common stock. The accompanying base prospectus contains information about certain of our securities generally, some of which does not apply to our common stock. This prospectus supplement may add, update or change information contained in, or incorporated by reference in, the accompanying base prospectus. In the event that the description of this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus. We have not, and the underwriter has not, authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and accompanying base prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and accompanying base prospectus, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus supplement and accompanying base prospectus, is accurate as of any date other than the date on the front cover of the prospectus, or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of any security. Our business, financial condition, results of operations and prospects may have changed since those dates.
Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including “Risk Factors” and the documents incorporated by reference in their entirety before investing in our common stock.
Neither we nor the underwriter, nor any affiliate of either of us, is making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult your own legal, tax and business advisors regarding an investment in our common stock. Information in this prospectus supplement and the accompanying base prospectus is not legal, tax or business advice to any prospective investor.
In this prospectus supplement, the “Company,” “Thryv,” “we,” “us,” “our” and similar terms refer to Thryv Holdings, Inc. and its subsidiaries, unless we state otherwise or the context indicates otherwise.
Industry and market data
This prospectus supplement includes or incorporates by reference industry and market data and forecasts that we obtained from internal company surveys, publicly available information and industry publications and surveys. Our internal research and forecasts are based on management’s understanding of industry conditions, and such information has not been verified by independent sources. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable, but neither we nor the underwriter guarantees the accuracy and completeness of such information. Such information also involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING
STATEMENTS
This prospectus supplement, including documents incorporated by reference herein, contains forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995 and include, without limitation, statements concerning the conditions of our industry and our operations, performance, and financial condition, including, in particular, statements relating to our business, growth strategies, product development efforts, and future expenses. Forward-looking statements include all statements that do not relate solely to historical or current facts and generally can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “could,” “estimates,” “expects,” “likely,” “may,” and similar references to future periods, or by the inclusion of forecasts or projections.
Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Accordingly, we caution you against relying on forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national, or global political, economic, business, competitive, market, and regulatory conditions and the following:
•	significant competition for our Marketing Services solutions and Software as a Service (“SaaS”) offerings, including from companies that use components of our SaaS offerings provided by third parties;
•	our ability to maintain profitability;
•	our ability to manage our growth effectively;
•	our ability to transition our Marketing Services clients to our Thryv platform, sell our platform into new markets or further penetrate existing markets;
•	our ability to maintain our strategic relationships with third-party service providers;
•	internet search engines and portals potentially terminating or materially altering their agreements with us;
•	our ability to keep pace with rapid technological changes and evolving industry standards;
•	our small- to medium-sized businesses (“SMBs”) clients potentially opting not to renew their agreements with us or renewing at lower spend;
•	potential system interruptions or failures, including cyber-security breaches, identity theft, data loss, unauthorized access to data or other disruptions that could compromise our information;
•	our potential failure to identify suitable acquisition candidates and consummate such acquisitions;
•
our ability to complete acquisitions and the successful integration of such acquisitions, including our contemplated acquisition of Infusion Software, Inc. d/b/a Keap (“Keap” and the acquisition of Keap, the “Keap Acquisition”), and any failure of an acquired business to achieve its plans and objectives or realize any expected benefit from any such acquisition;

•	the preliminary estimated unaudited financial results may differ materially from actual results;

•	the potential loss of one or more key employees or our inability to attract and to retain highly skilled employees;
•	our ability to maintain the compatibility of our Thryv platform with third-party applications;
•	our ability to successfully expand our operations and current offerings into new markets, including internationally, or further penetrate existing markets;
•	our potential failure to provide new or enhanced functionality and features;
•	our potential failure to comply with applicable privacy, security and data laws, regulations and standards;
•	potential changes in regulations governing privacy concerns and laws or other domestic or foreign data protection regulations;
•	our potential failure to meet service level commitments under our client contracts;
•	our potential failure to offer high-quality or technical support services;
•	our Thryv platform and add-ons potentially failing to perform properly;
•	the potential impact of future labor negotiations;
•	our ability to protect our intellectual property rights, proprietary technology, information, processes, and know-how;
•	rising inflation and our ability to control costs, including operating expenses;
•	general macro-economic conditions, including a recession or an economic slowdown in the U.S. or internationally;
•	adverse tax laws or regulations or potential changes to existing tax laws or regulations;
•	costs, liabilities and reputational harm resulting from regulatory investigations, including the subpoena from the Division of Enforcement of the SEC;
•	volatility and weakness in bank and capital markets; and
•	costs, obligations and liabilities incurred as a result of and in connection with being a public company.
For additional information regarding known material factors that could cause the Company’s actual results to differ from its projected results, see those set forth in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, subsequent Quarterly Reports on Form 10-Q, this prospectus supplement and other filings made by us from time to time with the SEC or in materials incorporated herein or therein. Readers are cautioned not to place undue reliance on forward-looking statements contained in this prospectus supplement, which speak only as of the date of this prospectus supplement, and all forward-looking statements incorporated by reference into this prospectus supplement speak only as of the dates such statements were made. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements publicly after the date they are made, whether as a result of new information, future events, or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference. It does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus supplement, the accompanying base prospectus, the documents incorporated by reference and the other documents to which we refer for a more complete understanding of our business and this offering. Please read the section entitled “Risk Factors” commencing on page S-13 of this prospectus supplement and additional information contained in our Annual Report on Form 10-K for the year ended December 31, 2023, subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which information is incorporated by reference in this prospectus supplement, for financial and other important information you should consider before investing in our common stock. Unless otherwise indicated, the information in this prospectus supplement assumes that the underwriter does not exercise its option to purchase additional shares of our common stock.
Thryv Holdings, Inc.
We are dedicated to supporting local, independent businesses and franchises by providing a cloud-based software platform, and innovative marketing solutions to the entrepreneurs who run them. We are one of the largest providers of digital marketing solutions to SMBs and SaaS end-to-end costumer experience tools. Our solutions enable our SMB clients to generate new business leads, manage their customer relationships, and run their day-to-day operations. As of June 30, 2024, we served approximately 310,000 SMB clients through two business segments: Thryv Marketing Services and Thryv SaaS.
Our executive offices are located at 2200 West Airfield Drive, DFW Airport, Texas, 75261, and our telephone number is (972) 453-7000. Our website is www.thryv.com. We make our periodic reports and other information filed with or furnished to the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus supplement.
Recent Developments
Keap Acquisition
On October 29, 2024, we entered into a definitive merger agreement (the “Keap Merger Agreement”) to acquire all of the outstanding capital stock of Keap. Keap was founded in 2001 and operates a SaaS e-mail marketing and sales platform for small businesses, including products to manage customers, customer relationship management, marketing and e-commerce. Pursuant to the terms of the Keap Merger Agreement, we will pay $80 million in cash for Keap, subject to customary adjustments. We expect to finance a portion of the purchase price with the net proceeds of this offering.
Keap's customer base consists of approximately 17,000 subscribers as of June 30, 2024, and Keap generated approximately $85 million of revenue for the twelve months ended June 30, 2024, consisting of $81 million of recurring revenue, such as app subscriptions add-ons, usage overages and service packages, and $4 million of non-recurring revenue, such as onboarding services and one-time fees. Keap’s “Ultimate” SaaS product, which is its main offering, had a seasoned net dollar retention rate of 102% during the twelve months ended June 30, 2024. The seasoned net dollar retention rate is calculated by dividing the recurring revenue of all SaaS clients as of the last month of the quarter (net of expansions, downsell and churns) by the same customer cohort’s recurring revenue one year ago, removing clients acquired over the previous 12 months. In addition, Keap generated approximately $510 in monthly ARPU during the second quarter of 2024. Monthly ARPU is defined as total

“Ultimate” bookings for a particular month divided by the number of clients that have one or more revenue-generating solutions in that same month. Further, during the twelve months ended June 30, 2024, Keap generated a net loss of $5.1 million, Adjusted EBITDA of $7.7 million, gross margin of 83.5% and Adjusted EBITDA Margin of approximately 9%.
Adjusted EBITDA and Adjusted EBITDA Margin are measures not calculated in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please see “—Reconciliation of Keap Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures. We believe that these non-GAAP financial measures provide useful information about Keap’s financial performance and provide a useful tool for investors to use in comparing financial performance with other companies in our industry. However, it is important to note that the particular items excluded from, or included in, the Keap non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry, including us.
We expect the Keap Acquisition to be financially accretive to our EBITDA in 2024 and to achieve identified synergies of approximately $10 million over time. In addition, we expect Keap’s 100% SaaS revenue to enhance our SaaS profile, to immediately uplift our SaaS business gross margin and to meaningfully contribute to the annualized value of our monthly subscription revenue. We also believe that the Keap Acquisition will enhance our software roadmap by integrating high-margin, proprietary cloud tech stack with our current offering and significantly improve cross-sell opportunities between our and Keap’s subscriber bases and that Keap’s strength in selling through partner channels is strategically accretive to our direct go-to-market strategy.
The Keap Merger Agreement contains customary representations and warranties and covenants, provides for representation and warranty insurance and is subject to certain customary closing adjustments and termination provisions. The obligations of the parties to complete the transactions contemplated by the Keap Merger Agreement are subject to the satisfaction or waiver of customary closing conditions, including the receipt of net proceeds in this offering.
We expect to close the Keap Acquisition as soon as practicable after the consummation of this offering, subject to the waiver or satisfaction of customary closing conditions. However, we cannot assure you that we will complete the Keap Acquisition on the terms contemplated or at all. Please read the “Risk Factors—Risks Related to the Keap Acquisition” section in this prospectus supplement for more information on the Keap Acquisition and the risks related thereto. This offering is not conditioned on the consummation of the Keap Acquisition. If the Keap Acquisition is not consummated, we intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of outstanding borrowings under our asset-based revolving credit facility (the “ABL Facility”).

Reconciliation of Keap Non-GAAP Measures
The following is a reconciliation of Keap’s Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss):

	Three months ended				Twelve months ended June 30, 2024
(in millions)(1)	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Net income (loss)	($0.4)	($5.3)	$0.2	$0.3	($5.1)
Interest expense	1.2	1.2	1.2	1.2	4.8
Depreciation and amortization expense	0.3	0.3	0.3	0.4	1.3
Income tax expense (benefit)	0.0	0.0	0.0	0.0	0.1
Other	0.7	5.8	0.2	(0.0)	6.6
Adjusted EBITDA	$1.8	$2.1	$1.9	$1.9	$7.7

(1)	Figures may not foot due to rounding. Amounts shown as 0.0 round down to less than $100,000.
The following is a calculation of Keap’s Adjusted EBITDA Margin:

	Three months ended				Twelve months ended June 30, 2024
(in millions)(1)	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Revenue	$21.7	$21.5	$21.4	$20.8	$85.4
Net income (loss)	($0.4)	($5.3)	$0.2	$0.3	($5.1)
Net income (loss) margin	(1.8)%	(24.6)%	0.9%	1.4%	(6.0)%
Adjusted EBITDA	$1.8	$2.1	$1.9	$1.9	$7.7
Adjusted EBITDA Margin	8.4%	9.7%	9.0%	9.0%	9.0%

(1)	Figures may not foot due to rounding.
Preliminary Estimated Unaudited Financial Results
Our unaudited financial results as of and for the three and nine months ended September 30, 2024 are not yet complete. The forward-looking information presented below reflects our preliminary estimated unaudited results based solely on information available to us as of the date of this prospectus supplement. We have provided ranges for certain items rather than specific amounts since our financial closing procedures are not yet complete as of and for the three and nine months ended September 30, 2024. Actual results are not expected to be publicly available until we file our unaudited interim consolidated financial statements and related notes as of and for the three and nine months ended September 30, 2024, with the SEC.
These unaudited preliminary estimates do not present a comprehensive statement of our consolidated results for the three and nine months ended September 30, 2024, and should not be used as a substitute for interim financial statements prepared in accordance with GAAP. You should not place undue reliance on these estimates. This preliminary estimated unaudited financial information has been prepared by and is the responsibility of our management. Our independent registered public accounting firm, Grant Thornton LLP, has not audited, reviewed, compiled nor performed any procedures with respect to the preliminary estimated unaudited financial results and therefore does not express an opinion or any other form of assurance with respect to these preliminary estimates. We currently expect that our final results of operations and other data will be consistent with the estimates set forth below; however, such estimates are preliminary and our actual results of operations and other data could differ materially from these unaudited preliminary estimates due to the completion of our financial closing procedures, final adjustments, review procedures to be performed by our management and audit committee and other developments that may arise between now and the time our unaudited interim consolidated financial statements as of and for the three and nine months ended September 30, 2024, are issued. See “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” elsewhere in this prospectus supplement for additional information.
The unaudited preliminary estimates include certain non-GAAP measures, including Adjusted EBITDA, Adjusted Gross Profit and Adjusted EBITDA Margin.
We have included Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Gross Profit because management believes they provide useful information to investors in gaining an overall understanding of our current financial performance and provide consistency and comparability with past financial performance. Specifically, we believe Adjusted EBITDA provides useful information to management and investors by excluding certain non-operating items that we believe are not indicative of our core operating results. In addition, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Gross Profit are used by management for budgeting and forecasting as well as measuring the Company’s performance. We believe Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Gross Profit provide investors with the financial measures that closely align with our internal processes.
We define Adjusted EBITDA (“Adjusted EBITDA”) as Net income (loss) plus Interest expense, Income tax expense, Depreciation and amortization expense, Restructuring and integration expenses, Transaction costs, Stock-based compensation expense, and non-operating expenses, such as, Other components of net periodic pension cost, Loss on early extinguishment of debt, Non-cash loss from remeasurement of indemnification asset, and certain unusual and non-recurring charges that might have been incurred. Adjusted EBITDA should not be considered as an alternative to Net income (loss) as a performance measure. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We define Adjusted Gross Profit (“Adjusted Gross Profit”) as Gross profit adjusted to exclude the impact of Depreciation and amortization expense and Stock-based compensation expense.
Non-GAAP financial information has limitations as an analytical tool and is presented for supplemental informational purposes only. Such information should not be considered a substitute for financial information presented in accordance with U.S. GAAP and may be different from similarly-titled non-GAAP measures used by other companies, including Keap.
Please see “—Reconciliation of Thryv Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures.

Consolidated Results (in millions)	Three months ended September 30, 2024		Three months ended September 30, 2023	% Change (Year-Over-Year)
	(Low)	(High)		(Low)	(High)
Revenue	$178.0	$182.0	$183.8	(3)%	(1)%
Gross profit	$111.0	$113.0	$103.6	7%	9%
Adjusted Gross Profit(1)	$115.9	$117.9	$110.6	4%	6%
Net (loss)*	$(97.0)	$(95.0)	$(27.0)	NM	NM
Adjusted EBITDA	$19.0	$21.0	$7.3	160%	188%

*
Net income (loss) impacted by approximately $83 million non-cash goodwill write-down related to Marketing Services. Excluding the impact of the goodwill write-down, net (loss) would have been approximately $12 million to $14 million.

SaaS Results (in millions, except margin data)	Three months ended September 30, 2024		Three months ended September 30, 2023	% or bps Change (Year-Over-Year)
	(Low)	(High)		(Low)	(High)
Revenue	$86.0	$88.0	$67.4	28%	31%
Gross profit	$59.5	$61.5	$42.9	39%	43%
Gross profit margin	69.2%	69.9%	63.6%	560 bps	630 bps
Adjusted Gross Profit(1)	$61.8	$63.8	$44.8	38%	42%
Adjusted Gross Profit Margin	71.9%	72.5%	66.6%	530 bps	590 bps
Adjusted EBITDA	$10.0	$11.0	$(0.5)	NM	NM
Adjusted EBITDA Margin	11.6%	12.5%	(0.7)%	1,230 bps	1,320 bps
Rule of 40(2)	39.6%	43.5%	18.2%	2,140 bps	2,530 bps

SaaS Metrics	Three months ended September 30, 2024		Three months ended September 30, 2023	% or bps or Change (Year-Over-Year)
	(Low)	(High)		(Low)	(High)
Clients(3)	96,000	97,000	66,000	45%	47%
Seasoned net dollar retention(4)	100%	101%	92%	800 bps	900 bps
Clients with two or more paid centers	12%	13%	5%	700 bps	800 bps

Marketing Services Results (in millions)	Three months ended September 30, 2024		Three months ended September 30, 2023	% Change (Year-Over-Year)
	(Low)	(High)		(Low)	(High)
Revenue	$92.0	$94.0	$116.5	(21)%	(19)%
Adjusted EBITDA	$9.0	$10.0	$7.8	15%	28%

Consolidated Balance Sheet (in millions)	September 30, 2024	September 30, 2023
Debt(5)	$319.5	$391.8
Cash	$12.5	$14.7
Net Debt(6)	$307.0	$377.1
Satisfied Term Loan Amortization Payments until 6/30/25.

Leverage Ratio	September 30, 2024		September 30, 2023
	(Low)	(High)
Net Leverage Ratio(7)	1.6x	1.7x	1.8x

(1)	Defined as gross profit adjusted to exclude the impact of depreciation and amortization expense and stock-based compensation expense.
(2)	Rule of 40 is defined as year-over-year revenue growth plus Adjusted EBITDA Margin.
(3)	For SaaS only.
(4)
Seasoned net dollar retention is calculated by dividing the recurring revenue of all SaaS clients as of the last month of the quarter (net of expansions, downsell, and churns) by the same customer cohort’s recurring revenue one year ago, removing clients acquired over the last 12 months.

(5)	Outstanding balances on our term loan facility and ABL Facility excluding unamortized original issue discount and debt issuance costs.

(6)	Defined as debt outstanding, excluding any unamortized original issue discount and debt issuance costs, less cash balance as of the end of the quarter.
(7)	Net Leverage Ratio is calculated based on LTM EBITDA per credit agreement to Net Debt.
Reconciliation of Thryv Non-GAAP Measures
The following is a reconciliation of Thryv’s Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss):

	Three months ended September 30, 2024
(in millions)(1)	(Low)	(High)
Net (loss)	($97.0)	($95.0)
Interest expense	11.5	11.5
Depreciation and amortization expense	12.5	12.5
Stock-based compensation expense(2)	6.0	6.0
Restructuring and integration expense(3)	4.9	4.9
Income tax expense (benefit)	(5.4)	(5.4)
Transaction costs(4)	1.7	1.7
Other components of net periodic pension cost (benefit)(5)	1.6	1.6
Loss on early extinguishment of debt	—	—
Non-cash (gain)/loss from remeasurement of indemnification asset	—	—
Impairment charges(6)	83.1	83.1
Other(7)	(0.2)	(0.2)
Adjusted EBITDA	$19.0	$21.0

(1)	Figures may not foot due to rounding.
(2)	We record stock-based compensation expense related to the amortization of grant date fair value of the Company’s stock-based compensation awards.
(3)
For the three months ended September 30, 2024 and 2023, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, and costs associated with abandoned facilities and system consolidation.

(4)	Expenses related to the Company's acquisition of Yellow Holdings Limited and other transaction costs.
(5)
Other components of net periodic pension cost is from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs. The most significant component of Other components of net periodic pension cost relates to periodic mark-to-market pension remeasurement.

(6)	During the third quarter of 2024, Thryv recognized a non-cash goodwill impairment charge related to its Marketing Services segment.
(7)	Other primarily represents foreign exchange-related expense (income).

The following is a reconciliation of Thryv’s Adjusted Gross Profit to its most directly comparable GAAP measure, gross profit:

	Three months ended September 30, 2024
SaaS (in millions)(1)	(Low)	(High)
Gross profit	$59.5	$61.5
Plus:
Depreciation and amortization expense	2.2	2.2
Stock-based compensation expense	0.1	0.1
Adjusted Gross Profit	$61.8	$63.8
Gross profit margin	69.2%	69.9%
Adjusted Gross Profit Margin	71.9%	72.5%

(1)	Figures may not foot due to rounding. Amounts shown as 0.0 round down to less than $100,000.

	Three months ended September 30, 2024
Consolidated (in millions)(1)	(Low)	(High)
Gross profit	$111.0	$113.0
Plus:
Depreciation and amortization expense	4.7	4.7
Stock-based compensation expense	0.2	0.2
Adjusted Gross Profit	$115.9	$117.9
Gross profit margin	62.4%	62.1%
Adjusted Gross Profit Margin	65.1%	64.8%

(1)	Figures may not foot due to rounding. Amounts shown as 0.0 round down to less than $100,000.
The following is a calculation of Thryv’s Adjusted EBITDA Margin:

	Three months ended September 30, 2024
(in millions)(1)	(Low)	(High)
Marketing Services
Revenue	$92.0	$94.0
Adjusted EBITDA(2)	9.0	10.0
Adjusted EBITDA Margin	9.8%	10.6%

SaaS
Revenue	$86.0	$88.0
Adjusted EBITDA(2)	10.0	11.0
Adjusted EBITDA Margin	11.6%	12.5%

Consolidated
Revenue	$178.0	$182.0
Net (loss)	$(97.0)	$(95.0)
Net (loss) margin	(54.5)%	(52.2)%
Adjusted EBITDA(2)	19.0	21.0
Adjusted EBITDA Margin	10.7%	11.5%

(1)	Figures may not foot due to rounding. Amounts shown as 0.0 round down to less than $100,000.
(2)	Consolidated Adjusted EBITDA equals the sum of Marketing Services Adjusted EBITDA and SaaS Adjusted EBITDA.

Non-Cash Impairment Charge
Based on the initial success of client conversions from our digital Marketing Services solutions to SaaS solutions, we made a strategic decision during the third quarter of 2024 to terminate our Marketing Services solutions by the end of 2028. This strategic decision resulted in an accelerated decline in estimated future cash flows from our Marketing Services business, and we concluded that a triggering event had occurred in our Thryv Marketing Services reporting unit during the third quarter of 2024. As a result, we recorded a non-cash impairment charge of $83.1 million during the third quarter 2024, fully reducing goodwill in our Thryv Marketing Services reporting unit to zero.
Regulatory Matter
Recently, the Company received a subpoena from the Division of Enforcement of the SEC requesting documents and information related to the Company’s previously publicly announced strategic conversion of its clients from its digital marketing services solutions platform to its SaaS solutions platform (the “Subpoena”). The Company is cooperating fully. The SEC noted that the investigation is a fact-finding inquiry and does not mean that it has concluded that anyone has violated the law nor that the SEC has a negative opinion of any person, entity or security. See “Risk Factors—Risks Related to the Company and our Business—Litigation and regulatory investigations, including the Subpoena, aimed at us or resulting from our actions or the actions of our predecessors may result in significant financial losses and harm to our reputation” included elsewhere in this prospectus.

THE OFFERING
Common stock offered hereby
      shares (or       shares of common stock if the underwriter’s option to purchase additional shares of common stock is exercised in full).
Common stock to be outstanding after this offering
      shares of common stock (or       shares of common stock if the underwriter’s option to purchase additional shares of common stock is exercised in full).
Use of proceeds
We expect to receive net proceeds from this offering of approximately $   million, or $   million if the underwriter exercises its option to purchase additional shares of common stock in full, in each case after deducting underwriting discounts and commissions and estimated offering expenses.
We intend to use the net proceeds from this offering, not including any net proceeds from the underwriter’s exercise of its option to purchase shares of common stock, to fund a portion of the purchase price for the Keap Acquisition. We intend to use any net proceeds from the underwriter’s exercise of its option to purchase shares of common stock for general corporate purposes, including the repayment of borrowings under our ABL Facility.
This offering is not conditioned on the consummation of the Keap Acquisition. We cannot assure you that we will complete the Keap Acquisition on the terms contemplated or at all. If the Keap Acquisition is not consummated, we intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of outstanding borrowings under our ABL Facility.
Listing and trading symbol
Shares of our common stock are listed on The Nasdaq Capital Market under the symbol “THRY.”
Risk factors
You should carefully read and consider the information set forth under the heading “Risk Factors” and the risk factors incorporated by reference into this prospectus supplement and the accompanying base prospectus from the filings we make with the SEC, as well as all other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus, before deciding to invest in our common stock.

RISK FACTORS
An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus supplement, including those included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, together with all the other information included in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference, in evaluating an investment in our common stock. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. Additional risks and uncertainties not presently known to us or not believed by us to be material may also negatively impact us.
Risks Related to the Keap Acquisition
We may be unable to successfully integrate some or all of the Keap business into our business or achieve the anticipated benefits of the Keap Acquisition.
Our ability to achieve the anticipated benefits of the Keap Acquisition will depend in part upon whether we can integrate the Keap business into our existing business in an efficient and effective manner. We may not be able to accomplish this integration process successfully. There can be no assurances that our businesses can be combined in a manner that allows for the achievement of substantial benefits. Any integration process may require significant time and resources, and we may not be able to manage the process successfully. If we are not able to successfully integrate Keap’s business with ours or pursue our customer and product strategy successfully, the anticipated benefits of the Keap Acquisition may not be realized fully or may take longer than expected to be realized. The integration of the Keap business involves a number of factors that may affect our operations. These factors include:
•	difficulties in converting Keap’s clients onto our Thryv platform;
•	diversion of management’s attention;
•	increased expenses, including, but not limited to, legal, administrative and compensation expenses;
•	difficulties in the integration of acquired operations, including the integration of data and information solutions or other technologies and administrative infrastructure;
•	adverse effects to our existing business relationships with business partners and clients as a result of the Keap Acquisition;
•	difficulties retaining key employees and maintaining the key business and client relationships of the Keap business;
•	cultural challenges associated with integrating employees from Keap into our organization;
•	unanticipated problems or legal liabilities;
•	tax and accounting issues (including tax liabilities of Keap);
•	combining the companies’ corporate functions;
•	developing products and technology that allow value to be unlocked in the future; and
•	effecting potential actions that may be required in connection with obtaining regulatory approval or necessary patents to protect future technology.

A failure to integrate the Keap Acquisition efficiently may be disruptive to our operations and adversely impact our revenues or increase our expenses. Further, it is possible that there could be a loss of our or Keap’s key employees and customers and an overall post-completion process that takes longer than originally anticipated.
In addition, a significant portion of the purchase price of Keap may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. In the event that the book value of goodwill or other intangible assets is impaired, any such impairment would be charged to earnings in the period of impairment. If the Keap Acquisition does not yield expected returns, we may be required to record charges based on this impairment assessment process, which could have a material adverse effect on our financial condition and results of operations.
The obligations and liabilities of the Keap business, some of which may be unanticipated or unknown, may be greater than we have anticipated, which could have a material adverse effect on our business.
The contractual or other obligations and liabilities of the Keap business, some of which may not have been disclosed to us or may not be reflected or reserved for in the historical financial statements of the Keap business, may be greater than we have anticipated. Although we have conducted due diligence on Keap, there can be no assurances that we are aware of all such obligations and liabilities. We have only limited insurance for breaches of representations and warranties under the Keap Merger Agreement with respect to unknown liabilities of the Keap business. The obligations and liabilities of Keap could have a material adverse effect on our business, financial condition or results of operations.
We may not consummate the Keap Acquisition, and this offering is not conditioned on the consummation of the Keap Acquisition.
If the Keap Acquisition is consummated, we expect to use the proceeds of this offering to fund a portion the purchase price for the Keap Acquisition. The consummation of this offering is not conditioned upon the completion of the Keap Acquisition. There can be no assurance that we will complete the Keap Acquisition on the terms described herein or at all. If the Keap Acquisition is not consummated, we intend to use the net proceeds of this offering for general corporate purposes, which may include the repayment of outstanding borrowings under our ABL Facility.
We have performed only a limited investigation of the Keap business. The completion of the Keap Acquisition is subject to specified closing conditions and to the right of certain of the parties to terminate the transaction. If one or more of the closing conditions are not satisfied, the Keap Acquisition may not be completed. Some of these conditions are beyond our control, and we may be unable to satisfy these conditions or to ensure that the transaction is not otherwise terminated.
Because this offering is not conditioned upon the consummation of the Keap Acquisition, upon the closing of this offering, you will become a holder of our common stock regardless of whether the Keap Acquisition is consummated, delayed or terminated. If the Keap Acquisition is delayed, terminated or consummated on terms different than those described herein, the market price of our common stock may decline to the extent that the price of our common stock reflects a market assumption that the Keap Acquisition will be consummated on the terms described herein or at all. Further, a failed transaction may result in negative publicity or a negative impression of us in the investment community and may affect our relationships with our business partners. In addition, if the Keap Acquisition is not consummated, our management will have broad discretion in the application of the net proceeds from this offering and could apply the proceeds in ways that you or other stockholders may not approve of, which could adversely affect the market price of our common stock.

We will be subject to business uncertainties as a result of the Keap Acquisition.
As with any acquisition, there are substantial risks associated with acquisitions of existing businesses. These risks include, but are not limited to, the risk that we may not be able to fully integrate the operations, personnel, services or technologies of the Keap Acquisition; the potential disruption of our ongoing businesses; the diversion of management attention because of the substantial management time and resources required; and the difficulty in developing or maintaining controls and procedures.
Uncertainty about the effect of the Keap Acquisition on partners, suppliers and employees may have an adverse effect on us after completion of the Keap Acquisition. These uncertainties may impair our ability to attract, retain and motivate key personnel, and could cause partners, suppliers and employees that deal with us to seek to change existing business relationships with us. If key employees depart or current partners or suppliers terminate or modify their business relationships with us because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with us, our business could be harmed.
Subsequent to the consummation of the Keap Acquisition, we may be required to take write-downs or write-offs and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could materially and adversely affect our business.
Although we have conducted due diligence on the Keap business, we cannot assure you that this diligence revealed all material issues that may be present in the Keap business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our control will not later arise. We have also purchased representations and warranties insurance in connection with the Keap Acquisition, but there is no assurance that those policies will cover any losses we might experience from breaches of the sellers’ representations and warranties or otherwise arising from the Keap Acquisition. As a result, we may be forced to later write down or write off assets or incur impairment or other charges that could negatively affect business, assets, liabilities, prospects, outlook, financial condition and results of operations after closing of the Keap Acquisition and result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.
We will incur significant transaction costs in connection with the Keap Acquisition.
We have incurred and are expected to continue to incur a number of non-recurring costs associated with the Keap Acquisition, combining the operations of Keap with ours and achieving desired synergies. These costs have been, and will continue to be, substantial and, in many cases, will be borne by us whether or not the Keap Acquisition is completed. A substantial majority of non-recurring expenses will consist of transaction costs and include, among others, fees paid to financial, legal, accounting and other advisors and employee retention, severance, and benefit costs. We will also incur costs related to formulating and implementing integration plans. Although we expect that the elimination of duplicative costs, as well as the realization of synergies and efficiencies related to the integration of Keap’s business, should allow us to offset these transaction costs over time, this net benefit may not be achieved in the near term or at all.

If the Keap Acquisition closes, it may not be accretive and may cause dilution to our earnings per share, which may negatively affect the market price of our common stock.
Although we currently anticipate that the Keap Acquisition will be consummated and be accretive to our earnings per share (on an adjusted earnings basis that is not pursuant to GAAP and excluding transaction and integration costs) from and after the Keap Acquisition, this expectation is based on a number of assumptions, including about our and Keap’s business, estimated costs and revenue synergies and the effects of preliminary estimates, each of which may change materially. As a result, should the Keap Acquisition occur, it may cause dilution to our earnings per share or the expected accretive effect of the Keap Acquisition may be less than anticipated, delayed or not occur at all, each of which may cause a decrease in the market price of our common stock. In addition, we could encounter additional transaction-related costs or other factors, such as the failure to realize all of the strategic and financial benefits currently anticipated in the Keap Acquisition, including anticipated cost and revenue synergies. All of these factors could cause dilution to our earnings per share or decrease, delay or cause not to occur the expected accretive effect of the Keap Acquisition and cause a decrease in the market price of our common stock.
The market price of our common stock following the announcement of the Keap Acquisition may decline.
The market price of our common stock may decline as a result of the announcement of the Keap Acquisition for a number of reasons, including if:
•	investors react negatively to the prospects of the combined organization’s business and prospects from the acquisition; or
•	the perceived effect of the acquisition on the combined organization’s business and prospects is not consistent with the expectations of financial or industry analysts.
Historical performance of Keap may not be not indicative of future performance.
Past results of Keap are not necessarily indicative of the future performance of Keap or the combined businesses. Investors should therefore not rely on the historical results of Keap to predict the future performance of Keap or the combined businesses.
Risks Related to Our Common Stock
You may experience significant dilution as a result of this offering and additional future issuances of our securities, which could materially and adversely affect the market price of our common stock.
Our Fourth Amended and Restated Certificate of Incorporation permits the Company's board of directors (the “Board”) to authorize, without stockholder approval, the issuance of additional shares of one or more series of preferred stock. We may, from time to time and at any time, seek to offer and sell common stock, preferred stock or other securities, including sales of common stock in this offering, based on market conditions and other factors that may be beyond our control. Future sales or the availability for sale of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through future sales of, or pay for acquisitions using, equity securities.
We may issue shares of our common stock or other securities from time to time as consideration for future acquisitions and investments and pursuant to compensation and incentive plans. If any such acquisition or investment is significant, the number of shares of our common stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial. We may also grant registration rights covering those shares of our common stock or other securities issued in connection with any such acquisitions and investments.
This offering may have a dilutive effect on our earnings per share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of common or preferred stock, will be based on numerous factors and cannot be determined at this time. The market price of our common stock could decline as a result of sales of shares of our equity securities in the market pursuant to this offering, or otherwise, or as a result of the perception or expectation that those sales could occur.
The market price of our shares of common stock may be volatile.
The public price of our common stock could be subject to wide fluctuations in response to the risk factors described herein and others beyond our control, including:
•	the number of shares of our common stock publicly owned and available for trading;
•	overall performance of the equity markets and/or publicly-listed companies that offer marketing services and SaaS solutions;
•	actual or anticipated fluctuations in our revenue or other operating metrics;
•	our actual or anticipated operating performance and the operating performance of our competitors;
•	changes in the financial projections we provide to the public or our failure to meet these projections;
•
failure of securities analysts to maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet the estimates or the expectations of investors;

•	any major change in our Board, management, or key personnel;
•	the economy as a whole and market conditions in our industry;
•	rumors and market speculation involving us or other companies in our industry;
•
announcements by us or our competitors of significant innovations, new products, services, features, integrations or capabilities, acquisitions, strategic investments, partnerships, joint ventures, or capital commitments;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business, including those related to data privacy and cyber-security in the U.S. or globally;
•	lawsuits threatened or filed against us;
•	regulatory matters or investigations, including the Subpoena;
•	the results of the November 2024 Presidential and Congressional elections;
•	other events or factors, including those resulting from war, incidents of terrorism, civil unrest, or responses to these events; and
•	sales or expected sales of our common stock by us and our officers, directors and principal stockholders.
In addition, stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner often unrelated to the operating performance of those companies.

These fluctuations may be even more pronounced in the trading market for our common stock as a result of the supply and demand forces described above. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and harm our business, results of operations and financial condition.
Because we do not intend to pay cash dividends in the foreseeable future, you may not receive any return on investment unless you are able to sell your common stock for a price greater than your purchase price.
We have never declared nor paid cash dividends on our common stock. We do not intend in the foreseeable future to pay any dividends to holders of our common stock. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or to pay any dividends in the foreseeable future. Additionally, our ability to generate income and pay dividends is dependent on the ability of our subsidiaries to declare and pay dividends or lend funds to us. Future indebtedness of or jurisdictional requirements on our subsidiaries may prohibit the payment of dividends or the making or repayment of loans or advances to us. Consequently, the success of an investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which investors have purchased their shares. However, the payment of future dividends will be at the discretion of our Board, subject to applicable law and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions that apply to the payment of dividends and other considerations that our Board deems relevant. As a consequence of these limitations and restrictions, we may not be able to make the payment of dividends on our common stock.
If securities analysts do not publish research or reports about our company, or if they issue unfavorable commentary about us or our industry or downgrade the outlook of our common stock, the market price of our common stock could decline.
The trading market for our common stock will depend in part on the research and reports that third-party securities analysts publish about our company and our industry. One or more analysts could downgrade the outlook for our common stock or issue other negative commentary about our company or our industry. Furthermore, if one or more of these analysts cease coverage of our company, we could lose visibility in the market. As a result of one or more of these factors, the market price of our common stock could decline and cause you to lose all or a portion of your investment.
Risks Related to the Company and Our Business
Our preliminary third-quarter 2024 financial results are subject to change and do not present all information necessary for an understanding of our financial performance.
Our preliminary third-quarter 2024 financial results stated in this prospectus supplement are preliminary and do not present all information necessary for an understanding of our third-quarter 2024 financial position and results of operations. We are preparing our complete financial statements for the quarter ended September 30, 2024, but these financial statements will not be available until after this offering is completed and consequently will not be available to you prior to investing. Our completion of our 2024 third-quarter financial statements could result in changes to the preliminary financial results contained in this prospectus supplement. You should carefully consider these qualifications in evaluating our preliminary third-quarter 2024 financial results.

Litigation and regulatory investigations, including the Subpoena, aimed at us or resulting from our actions or the actions of our predecessors may result in significant financial losses and harm to our reputation.
We face risk of litigation, regulatory investigations and similar actions in the ordinary course of our business, including the risk of lawsuits and other legal actions relating to breaches of contractual obligations or tortious claims from clients or other third parties, fines, penalties, interest, or other damages as a result of erroneous transactions, breach of data privacy laws, or lawsuits and legal actions related to us or our predecessors. Any such action may include claims for substantial or unspecified compensatory damages, as well as civil, regulatory, or criminal proceedings against our directors, officers, or employees, and the probability and amount of liability, if any, may remain unknown for significant periods of time. We may be also subject to various regulatory investigations and inquiries, such as information requests and book and records examinations, from regulators and other authorities in the geographical markets in which we operate.
Recently, we received a subpoena from the Division of Enforcement of the SEC requesting documents and information related to the Company’s previously publicly announced strategic conversion of its clients from its digital marketing services solutions platform to its SaaS solutions platform. A substantial liability arising from regulatory investigation, including the Subpoena, a lawsuit judgment or settlement or a significant regulatory action against us or a disruption in our business arising from adverse adjudications in proceedings against our directors, officers, or employees could have a material adverse effect on our business, financial condition and results or operations. Moreover, even if we ultimately prevail in or settle any regulatory investigation, including the Subpoena, litigation, or regulatory action, we could suffer significant harm to our reputation, which could materially affect our ability to attract new clients, to retain current clients and to recruit and to retain employees, which could have a material adverse effect on our business, financial condition and results of operations.
Various lawsuits and other claims typical for a business of our size and nature are pending against us, including disputes with taxing jurisdictions. See our most recent Annual Report on Form 10-K for further detail.
We are also exposed to potential future claims and litigation relating to our business, as well as methods of collection, processing and use of personal data. Our clients and users of client data collected and processed by us could also file claims against us if our data were found to be inaccurate, or if personal data stored by us were improperly accessed and disseminated by unauthorized persons. These potential future claims could have a material adverse effect on our consolidated statements of operations and comprehensive (loss) income, consolidated balance sheets or consolidated statements of cash flows.

USE OF PROCEEDS
We expect to receive net proceeds from this offering of approximately $   million, or $   million if the underwriter exercises its option to purchase additional shares of common stock in full, in each case after deducting underwriting discounts and commissions and estimated offering expenses.
We intend to use the net proceeds from this offering, not including any net proceeds from the underwriter’s exercise of its option to purchase shares of common stock, to fund a portion of the purchase price for the Keap Acquisition. We intend to use any net proceeds from the underwriter’s exercise of its option to purchase shares of common stock for general corporate purposes, including the repayment of borrowings under our ABL Facility.
As of June 30, 2024, we had outstanding borrowings of $18.0 million under our ABL Facility. The weighted average interest rate of our ABL Facility was 7.9292% as of June 30, 2024. Our ABL Facility is scheduled to mature on May 1, 2028.
This offering is not conditioned on the consummation of the Keap Acquisition. We cannot assure you that we will complete the Keap Acquisition on the terms contemplated or at all. If the Keap Acquisition is not consummated, we intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of outstanding borrowings under our ABL Facility.
DIVIDEND POLICY
We have never declared nor paid cash dividends on our common stock. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or to pay any dividends on our common stock in the foreseeable future. The payment of any future dividends will be at the discretion of our Board, subject to applicable law, and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions that apply to the payment of dividends and other considerations that our Board deems relevant.

CAPITALIZATION
The following table sets forth, as of June 30, 2024, our cash and cash equivalents and capitalization (i) on a historical basis and (ii) on an as adjusted basis after giving effect to this offering, the use of proceeds from this offering to fund a portion of the purchase price for the Keap Acquisition and the application of $   of cash on hand to fund the remainder of the purchase price for the Keap Acquisition (but not giving effect to any other changes to our cash and cash equivalents and capitalization that would result from the Keap Acquisition).
You should read the following table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited interim consolidated financial statements and the notes thereto included in our Quarterly Report on Form 10-Q for the six months ended June 30, 2024, which is incorporated by reference into this prospectus supplement, for additional information.

	As of June 30, 2024
	Actual	As adjusted
	(in thousands)
Cash and cash equivalents(1)	$15,519	$

Long-term debt:
Term loan, net(2)	183,772	183,772
Term loan, net related party	87,820	87,820
ABL Facility(3)	18,000	18,000
Pension obligations, net	72,279	72,279
Other liabilities	12,448	12,448
Total long-term debt	374,319	374,319

Stockholders’ equity:
Common stock, $0.01 par value, 250,000,000 shares authorized, 63,808,097 shares issued and outstanding as of June 30, 2024 and shares issued and outstanding as adjusted	638
Additional paid-in capital	1,170,798
Treasury stock, 27,513,828 shares at June 30, 2024	(488,757)	(488,757)
Accumulated other comprehensive loss	(15,389)	(15,389)
Accumulated deficit	(484,230)	(484,230)
Total stockholders’ equity	183,060
Total capitalization	$557,379	$

(1)	As of September 30, 2024, we had $12.5 million in cash and cash equivalents.
(2)	As of September 30, 2024, we had $297.5 million of borrowings outstanding under our term loan facility.
(3)	As of September 30, 2024, we had $21.9 million of borrowings outstanding under our ABL Facility.
This table does not reflect the sale of up to an additional       shares of common stock that may be sold to the underwriter upon exercise of its option to purchase additional shares of common stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS
The following is a general discussion of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering. This discussion does not provide a complete analysis of all potential U.S. federal income tax consequences relating thereto. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and existing and proposed U.S. Treasury regulations promulgated thereunder, administrative pronouncements, judicial decisions, and interpretations of the foregoing, all as of the date hereof and all of which are subject to change, possibly with retroactive effect.
This discussion is limited to non-U.S. holders who hold shares of our common stock as capital assets within the meaning of Section 1221 of the Code (generally for investment). Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor does it discuss special tax provisions, which may apply to you if you are subject to special treatment under U.S. federal income tax laws, such as (without limitation) for certain financial institutions or financial services entities, insurance companies, tax-exempt entities, tax-qualified retirement plans, “qualified foreign pension funds” (and entities all of the interests of which are held by qualified foreign pension funds), brokers, dealers, or traders in securities or currencies, regulated investment companies, real estate investment trusts, entities that are treated as partnerships or other pass-through entities for U.S. federal income tax purposes (and partners or beneficial owners therein), foreign branches, “controlled foreign corporations,” “passive foreign investment companies,” former U.S. citizens or long-term residents of the United States, corporations that accumulate earnings to avoid U.S. federal income tax, persons deemed to sell common stock under the constructive sale provisions of the Code, persons that hold common stock as part of a straddle, hedge, conversion transaction, or other integrated investment, and persons who acquired shares of our common stock as compensation or otherwise in connection with the performance of services. In addition, this discussion does not address the alternative minimum tax or the Medicare contribution tax on net investment income or the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax laws other than U.S. federal income tax laws.
As used in this discussion, a “non-U.S. holder” is a beneficial owner of our common stock (other than a partnership or any other entity treated as a pass-through entity for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States.;
•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

If you are an individual, you are a resident alien if you are a lawful permanent resident of the United States (e.g., a green card holder) and you may, in many cases, be deemed to be a resident alien,

as opposed to a nonresident alien, by virtue of being present in the United States. for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in and including the current calendar year. For these purposes, all the days present in the United States. in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Resident aliens are subject to U.S. federal income tax as if they are U.S. citizens. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership or disposition of our common stock.
If a partnership or other entity treated as a pass-through entity for U.S. federal income tax purposes is a beneficial owner of our common stock, the tax treatment of a partner in the partnership or an owner of the other pass-through entity will depend upon the status of the partner or owner and the activities of the partnership or other pass-through entity. Any partnership, partner in such a partnership or owner of another pass-through entity holding shares of our common stock should consult its own tax advisor as to the particular U.S. federal income tax consequences applicable to it.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS CONSIDERING THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF OTHER FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND APPLICABLE TAX TREATIES.
Distributions on Common Stock
If we pay distributions on shares of our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder’s adjusted tax basis in shares of our common stock. Any remaining excess will be treated as gain realized on the sale or other taxable disposition of our common stock. See “- Dispositions of Common Stock.”
Subject to the discussion below regarding effectively connected income, any dividend paid to a non-U.S. holder on our common stock will generally be subject to U.S. federal withholding tax at a 30% rate. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of an applicable income tax treaty. You are urged to consult your own tax advisor regarding your entitlement to benefits under a relevant income tax treaty. Generally, in order for the applicable withholding agent to withhold tax at a lower treaty rate, a non-U.S. holder must certify its entitlement to treaty benefits. A non-U.S. holder generally can meet this certification requirement by providing a valid Internal Revenue Service (the “IRS”) Form W-8BEN or IRS Form W-8BEN-E (or other applicable form or documentation), as applicable, to the applicable withholding agent. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent. Even if our current or accumulated earnings or profits are less than the amount of the distribution, the applicable withholding agent may elect to treat the entire distribution as a dividend for U.S. federal withholding tax purposes. A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Dividends received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder and, if required by an applicable income tax treaty, are attributable to a permanent establishment (or, in certain cases involving individual holders, a fixed base) maintained by the non-U.S. holder in the United States, are generally not subject to such withholding tax. To obtain this exemption, a non-U.S. holder must provide the applicable withholding agent with a valid IRS Form W-8ECI properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax (provided certain certification and disclosure requirements are satisfied), are taxed at the same regular rates applicable to U.S. persons, net of certain deductions and credits. In addition to the regular tax described above, such effectively connected dividends, subject to certain adjustments, received by corporate non-U.S. holders may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.
The foregoing discussion is subject to the discussion below under “— Backup Withholding and Information Reporting” and “— Other Withholding Taxes.”
Dispositions of Common Stock
Subject to the discussion below on backup withholding and other withholding requirements, gain realized by a non-U.S. holder on a sale, exchange or other taxable disposition of our common stock generally will not be subject to U.S. federal income or withholding tax, unless:
•
the gain (i) is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business and (ii) if required by an applicable income tax treaty, is attributable to a permanent establishment (or, in certain cases involving individual holders, a fixed base) maintained by the non-U.S. holder in the United States (in which case the special rules described below apply);

•
the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of such disposition and certain other conditions are met (in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by certain U.S. source capital losses, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses); or

•
we are, or become, a “United States real property holding corporation” (a “USRPHC”), for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the sale or other taxable disposition of our common stock or the non-U.S. holder’s holding period for our common stock.

Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals 50% or more of the sum of the fair market value of (a) its worldwide real property interests and (b) its other assets used or held for use in a trade or business. The tax relating to the sale or other taxable disposition of stock in a USRPHC does not apply to a non-U.S. holder whose holdings, actual and constructive, amount to 5% or less of our common stock at all times during the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. Holder’s holding period for our common stock, provided that our common stock is regularly traded on an established securities market. No assurance can be provided that our common stock will be regularly traded on an established securities market at all times for purposes of the rules described above. Although there can be no assurances in this regard, we believe we have not been and are not currently a USRPHC, and do not anticipate being a USRPHC in the future. You are urged to consult your own tax advisor about the consequences that could result if we are, or become, a USRPHC.
If any gain from the sale, exchange or other taxable disposition of our common stock, (1) is effectively connected with a U.S. trade or business conducted by a non-U.S. holder and (2) if required by an applicable income tax treaty, is attributable to a permanent establishment (or, in certain cases involving individuals, a fixed base) maintained by such non-U.S. holder in the United States, then the gain generally will be subject to U.S. federal income tax at the same regular rates applicable to U.S.

persons, net of certain deductions and credits. If the non-U.S. holder is a corporation, under certain circumstances, such effectively connected gain, subject to certain adjustments, generally would also be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.
Backup Withholding and Information Reporting
Any distributions on our common stock to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. Copies of these information returns also may be made available to the tax authorities of the country in which the non-U.S. holder resides under the provisions of various treaties or agreements for the exchange of information. Dividends paid on our common stock and the gross proceeds from a sale or other taxable disposition of our common stock may be subject to additional information reporting and may also be subject to U.S. federal backup withholding if such non-U.S. holder fails to comply with applicable U.S. information reporting and certification requirements. Provision of an IRS Form W-8 appropriate to the non-U.S. holder’s circumstances will generally satisfy the certification requirements necessary to avoid the additional information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts so withheld under the backup withholding rules will be refunded by the IRS or credited against the non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Other Withholding Taxes
Provisions commonly referred to as “FATCA” impose withholding (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30% on payments of U.S.-source dividends (including our dividends) paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. Withholding imposed by FATCA may also apply to gross proceeds from the sale or other disposition of domestic corporate stock (including our stock); although, under proposed U.S. Treasury regulations published on December 18, 2018, no withholding under FATCA would apply to such gross proceeds. The preamble to the proposed U.S. Treasury regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed U.S. Treasury regulations pending finalization. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return containing the required information (which may entail significant administrative burden). Non-U.S. holders are urged to consult their own tax advisors regarding the effects of FATCA on their investment in our common stock.
THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS AND TREATIES.

UNDERWRITING
We are offering the shares of common stock described in this prospectus through RBC Capital Markets, LLC, acting as the sole underwriter. Under the terms and subject to the conditions contained in an underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed, to purchase from us, the number of shares of common stock listed opposite its name below:

Underwriter	Number of shares
RBC Capital Markets, LLC
Total

The underwriting agreement provides that the obligations of the underwriter is subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriter will purchase all of the shares of common stock if any of them are purchased. If the underwriter defaults, the underwriting agreement provides that the underwriting agreement may be terminated.
RBC Capital Markets, LLC has agreed to purchase the shares of common stock from us at a price of $    per share, which will result in net proceeds to us, after deducting estimated offering expenses payable by us, including registration, filing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, of approximately $    assuming no exercise of the option to purchase additional shares granted to RBC Capital Markets, LLC, and $    million assuming full exercise of the option to purchase additional shares.
The shares may be offered by the underwriter from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the Nasdaq Stock Market LLC, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The difference between the price at which RBC Capital Markets, LLC purchases shares and the price at which RBC Capital Markets, LLC resells such shares may be deemed to be underwriting compensation.
We have agreed to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”). We have also agreed to reimburse the underwriter for certain expenses.
Option to Purchase Additional Shares
We have granted the underwriter an option to purchase up to       additional shares of common stock from us. The underwriter has 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any additional shares of common stock are purchased, the underwriter will offer the additional shares on the same terms as those on which the shares are being offered.
Lock-up Agreements
Our directors and executive officers have agreed, subject to customary exceptions, for a period of 90 days after the date of this prospectus supplement, that they will not, without the prior written consent of RBC Capital Markets, LLC, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition, directly or indirectly, including the filing of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any shares of common stock of the Company or any securities convertible into, or exercisable or exchangeable for such common stock, or publicly announce an intention to effect any such transaction.
In addition, we have agreed that we will not, without the prior written consent of RBC Capital Markets, LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition by us or any of our controlled affiliates) directly or indirectly, including the filing of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of common stock or any securities convertible into, or exercisable, or exchangeable for, shares of common stock or shares of any class of capital stock of the Company or any securities convertible into, or exercisable, or exchangeable for, any of the foregoing; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, dated    , 2024. The foregoing restrictions do not apply to (a) the common stock sold pursuant to the Underwriting Agreement, (b) any shares of common stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding, or as may be contractually obligated to be issued pursuant to agreements in effect on the date of the Underwriting Agreement and incorporated by reference in this prospectus, (c) any shares of common stock issued or options to purchase common stock granted pursuant to employee benefit plans of the Company and (d) the filing of a registration statement on Form S-8 or other appropriate forms, and any amendments thereto, as required by the Securities Act, relating to the common stock or other equity-based securities issuable pursuant to the Company’s equity or other incentive plans or employee stock purchase plans.
Price Stabilization, Short Positions and Penalty Bids
Until this offering is completed, SEC rules may limit the ability of the underwriter to bid for and purchase shares of common stock. As an exception to these rules, the underwriter may engage in certain transactions that stabilize the price of the shares of common stock. These transactions may include short sales, stabilizing transactions, purchases to cover positions created by short sales and passive market making. A short sale is covered if the short position is no greater than the number of shares of common stock available for purchase by the underwriter under the option to purchase additional common stock. The underwriter can close out a covered short sale by exercising the option to purchase additional shares of common stock or purchasing shares of common stock in the open market. In determining the source of shares of common stock to close out a covered short sale, the underwriter will consider, among other things, the open market price of shares of common stock compared to the price available under the option to purchase additional shares of common stock. The underwriter may also sell shares of common stock in excess of the option to purchase additional shares of common stock, creating a naked short position. The underwriter must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriter may bid for, and purchase, shares of common stock in the open market to stabilize the price of the shares of common stock. These activities may raise or maintain the market price of the shares of common stock above independent market levels or prevent or retard a decline in the market price of the shares of common stock.
In connection with this transaction, the underwriter may engage in passive market making transactions in the shares of common stock, prior to the pricing and completion of this offering. Passive market making is permitted by Regulation M of the Securities Act and consists of displaying bids no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the shares of common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of the shares of common stock to be higher than the price that otherwise would exist in the open market in the absence of such transactions.
These activities by the underwriter may stabilize, maintain or otherwise affect the market price of the shares of common stock. As a result, the price of the shares of common stock may be higher than the price that otherwise might exist in the open market. The underwriter is not required to engage in these activities. If these activities are commenced, they may be discontinued by the underwriter without notice at any time.
Electronic Distribution
This prospectus supplement and the accompanying base prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter of the offering, or by their affiliates. Other than the prospectus supplement and the accompanying base prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus supplement, the prospectus or the registration statement, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.
Nasdaq Global Select Market Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “THRY.”
Other Relationships
RBC Capital Markets, LLC is acting as exclusive financial advisor to the Company in connection with the Keap Acquisition, for which services it will receive customary fees.
The underwriter is a full service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities.
The underwriter and its affiliates have provided, and may in the future provide, various investment banking, financial advisory and other financial services to us and our affiliates for which they have received, and in the future may receive, advisory or transaction fees, as applicable, plus out-of-pocket expenses of the nature and in amounts customary in the industry for these financial services. In addition to investment banking services that the underwriter and its affiliates provide from time to time, we have banking and brokerage transactions in the ordinary course of business with the underwriter and its affiliates. It is expected that we will continue to use the underwriter and its affiliates for various services in the future. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
The securities offered by this prospectus supplement and the accompanying base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying base prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying base prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying base prospectus. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to Prospective Investors in Canada
The shares of our common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying base prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in European Economic Area
None of this prospectus supplement, the accompanying base prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This prospectus supplement, the accompanying base prospectus and any related free writing prospectus have been prepared on the basis that any offer of shares of our common stock in any Member State of the European Economic Area (each a “Relevant State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares of our common stock. Accordingly any person making or intending to make an offer in that Relevant State of shares of our common stock which are the subject of the offering contemplated in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither the Company nor the underwriter have authorized, nor do they authorize, the making of any offer of shares of our common stock in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer.
In relation to each Relevant State, no shares of our common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of our common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares of our common stock may be offered to the public in that Relevant State at any time:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter nominated by us for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of our common stock shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.
Each person located in a Relevant State to whom any offer of shares of our common stock is made or who receives any communication in respect of any offer of shares of our common stock, or who initially acquires any shares of our common stock will be deemed to have represented, warranted, acknowledged and agreed to and with the underwriter and us that (1) it is a “qualified investor” within the meaning provided in Article 2(e) of the Prospectus Regulation; and (2) in the case of any shares of our common stock acquired by it as a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, shares of our common stock acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant State other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale; or where shares of our common stock have been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of those shares of our common stock to it is not treated under the Prospectus Regulation as having been made to such persons.
We, the underwriter and its respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock.
Notice to Prospective Investors in the United Kingdom
In the United Kingdom, none of this prospectus supplement, the accompanying base prospectus or any related free writing prospectus is a prospectus for the purposes of the Prospectus Regulation as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying base prospectus and any related free writing prospectus have been prepared on the basis that any offer of shares of our common stock in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of shares of our common stock. Accordingly any person making or intending to make an offer in the United Kingdom of shares of our common stock which are the subject of the offering contemplated in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Section 85 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”), in relation to such offer. Neither the Company nor the underwriter have authorized, nor do they authorize, the making of any offer of shares of our common stock in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer.
The communication of this prospectus supplement, the accompanying base prospectus, any related free writing prospectus and any other document or materials relating to the issue of the shares of our common stock offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the shares of our common stock offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying base prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying base prospectus or any related free writing prospectus or any of their contents.
No shares of our common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of our common stock which has been approved by the Financial Conduct Authority, except that the shares of our common stock may be offered to the public in the United Kingdom at any time:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter nominated by us for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA, provided that no such offer of shares of our common stock shall require the Company or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA.
Each person located in the United Kingdom to whom any offer of shares of our common stock is made or who receives any communication in respect of any offer of shares of our common stock, or who initially acquires any shares of our common stock will be deemed to have represented, warranted, acknowledged and agreed to and with the underwriter and us that (1) it is a “qualified investor” within the meaning provided in Article 2(e) of the UK Prospectus Regulation; and (2) in the case of any shares of our common stock acquired by it as a financial intermediary as that term is used in Article 5 of the UK Prospectus Regulation, shares of our common stock acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in the United Kingdom other than qualified investors, as that term is defined in the UK Prospectus Regulation, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale; or, where shares of our common stock have been acquired by it on behalf of persons in the United Kingdom other than qualified investors, the offer of those shares of our common stock to it is not treated under the UK Prospectus Regulation as having been made to such persons.
We, the underwriter and its respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Company.
All applicable provisions of the FSMA must be complied with in respect of anything done by any person in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

LEGAL MATTERS
The validity of the shares of our common stock being offered has hereby been passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Dallas, Texas. Mayer Brown LLP will act as counsel to the underwriter with respect to this offering.
EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting as of and for the year ended December 31, 2023 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Thryv Holdings, Inc. and Subsidiaries appearing in Thryv Holdings, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov. We also make available on our internet website our annual, quarterly and current reports and amendments as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. Our Internet address is www.thryv.com. The information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
We are “incorporating by reference” specified documents that we file with the SEC, which means:
•	incorporated documents are considered part of this prospectus;
•	we are disclosing important information to you by referring you to those documents; and
•	information we file later with the SEC will automatically update and supersede information contained in this prospectus.
We incorporate by reference the documents listed below (excluding any information furnished and not filed with the SEC), which we filed with the SEC under the Exchange Act:
•	our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 22, 2024 (as amended by our Annual Report on Form 10-K/A filed with the SEC on August 19, 2024);
•
our Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2023 filed with the SEC on November 2, 2023, for the quarterly period ended March 31, 2024 filed with the SEC on May 2, 2024 (as amended by our Quarterly Report on Form 10-Q/A filed on August 19, 2024), and for the quarterly period ended June 30, 2024 filed with the SEC on August 1, 2024 (as amended by our Quarterly Report on Form 10-Q/A filed on August 19, 2024);

•	our Current Reports on Form 8-K filed with the SEC on March 13, 2024, May 2, 2024, June 18, 2024 and October 29, 2024; and

•
the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, and any other amendments or reports filed with the SEC for the purpose of updating such description.

In addition, we incorporate by reference in this prospectus any future filings made by the Company with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date of this prospectus supplement and prior to the termination of this offering.
Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number, or emailing us at InvestorRelations@thryv.com:
Thryv Holdings, Inc.
Attention: Chief Legal Officer & Human Resources and Executive Vice President,
Chief Compliance Officer and Secretary
2200 West Airfield Drive, P.O. Box 619810
DFW Airport, Texas 75261
(214) 773-7022

PROSPECTUS

Thryv Holdings, Inc.

Senior Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Units
We may, from time to time, offer and sell debt securities, common stock, preferred stock, depositary shares, warrants and units. We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering.
This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of any securities to be offered in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.
Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “THRY”. On July 29, 2022, the last reported sale price for our common stock was $24.34 per share.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
Investing in our securities involves risk. You should carefully read the information under the heading “Risk Factors” on page 4 of this prospectus and the risk factors contained in any applicable prospectus supplement before making a decision to purchase our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 4, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front cover of the prospectus, or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of any security. Our business, financial condition, results of operations and prospects may have changed since those dates.
Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including “Risk Factors,” any prospectus supplement and the documents incorporated by reference in their entirety before investing in our common stock.
In this prospectus, the “Company,” “Thryv,” “we,” “us,” “our” and similar terms refer to Thryv Holdings, Inc. and its subsidiaries, unless we state otherwise or the context indicates otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You can find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov. We also make available on our internet website our annual, quarterly and current reports and amendments as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. Our Internet address is www.thryv.com. The information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
We are “incorporating by reference” specified documents that we file with the SEC, which means:
•	incorporated documents are considered part of this prospectus;
•	we are disclosing important information to you by referring you to those documents; and
•	information we file later with the SEC will automatically update and supersede information contained in this prospectus.
We incorporate by reference the documents listed below (excluding any information furnished and not filed with the SEC), which we filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):
•	our Annual Report on Form 10-K for the year ended December 31, 2021;
•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022;
•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022;

•	our Current Reports on Form 8-K filed on March 2, 2021 (as amended by our Current Report on Form 8-K/A filed May 13, 2021), April 15, 2022 and June 9, 2022; and
•
the description of our common stock contained in our Form 8-A filed on September 22, 2020 and Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021, and any other amendments or reports filed with the SEC for the purpose of updating such description.

In addition, we incorporate by reference in this prospectus any future filings made by the Company with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC and until all offerings under this shelf registration statement are terminated.
Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number, or emailing us at InvestorRelations@thryv.com:
Thryv Holdings, Inc.
Attention: Chief Legal Officer & Human Resources and Executive Vice President,
Chief Compliance Officer and Secretary
2200 West Airfield Drive, P.O. Box 619810
DFW Airport, Texas 75261
(214) 773-7022

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995 and include, without limitation, statements concerning the conditions of our industry and our operations, performance, and financial condition, including, in particular, statements relating to our business, growth strategies, product development efforts, and future expenses. Forward-looking statements include all statements that do not relate solely to historical or current facts and generally can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “could,” “estimates,” “expects,” “likely,” “may,” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance.
Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Accordingly, we caution you against relying on forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national, or global political, economic, business, competitive, market, and regulatory conditions and the following:
•	significant competition for our Marketing Services solutions and SaaS offerings, including from companies that use components of our SaaS offerings provided by third parties;
•	our ability to maintain profitability;
•	our ability to manage our growth effectively;
•	our ability to transition our Marketing Services clients to our Thryv platform, sell our platform into new markets or further penetrate existing markets;
•
the effect of the coronavirus commonly referred to as COVID-19 (“COVID-19”) on our business, including the measures to reduce its spread, and the impact on the economy and demand for our services, which may precipitate or exacerbate other risks and uncertainties;

•	our ability to maintain our strategic relationships with third-party service providers;
•	internet search engines and portals potentially terminating or materially altering their agreements with us;
•	our ability to keep pace with rapid technological changes and evolving industry standards;
•	our small to medium-sized businesses (“SMBs”) clients potentially opting not to renew their agreements with us or renewing at lower spend;
•	potential system interruptions or failures, including cyber-security breaches, identity theft, data loss, unauthorized access to data or other disruptions that could compromise our information;
•	our potential failure to identify suitable acquisition candidates and consummate such acquisitions;
•
our ability to successfully integrate acquired businesses into our operations or recognize the benefits of acquisitions, including the failure of an acquired business to achieve its plans and objectives;

•	the potential loss of one or more key employees or our inability to attract and to retain highly skilled employees;
•	our ability to maintain the compatibility of our Thryv platform with third-party applications;
•	our ability to successfully expand our operations and current offerings into new markets, including internationally, or further penetrate existing markets;
•	our potential failure to provide new or enhanced functionality and features;
•	our potential failure to comply with applicable privacy, security and data laws, regulations and standards;

•	potential changes in regulations governing privacy concerns and laws or other domestic or foreign data protection regulations;
•	our potential failure to meet service level commitments under our client contracts;
•	our potential failure to offer high-quality or technical support services;
•	our Thryv platform and add-ons potentially failing to perform properly;
•	the potential impact of future labor negotiations;
•	our ability to protect our intellectual property rights, proprietary technology, information, processes, and know-how;
•	rising inflation and our ability to control costs, including operating expenses;
•	general macro-economic conditions, including a recession or an economic slowdown in the U.S. or internationally;
•	volatility and weakness in bank and capital markets; and
•	costs, obligations and liabilities incurred as a result of and in connection with being a public company.
For additional information regarding known material factors that could cause the Company’s actual results to differ from its projected results, see those set forth in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, in any accompanying prospectus supplement and in other filings made by us from time to time with the SEC or in materials incorporated herein or therein. Readers are cautioned not to place undue reliance on forward-looking statements contained in this prospectus, which speak only as of the date of this prospectus, and all forward-looking statements incorporated by reference into this prospectus speak only as of the dates such statements were made. Except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements publicly after the date they are made, whether as a result of new information, future events, or otherwise.
THRYV HOLDINGS, INC.
We are a global software and marketing services company that empowers small- to medium-sized businesses (“SMBs”), franchises, and agencies to grow and modernize their operations so they can compete and win in today’s economy. Over 46,000 businesses use our award-winning SaaS platform, Thryv®, to manage their end-to-end customer experience, which has helped businesses across the U.S. and overseas grow their bottom line. We also manage digital and print presence for over 400,000 businesses, connecting these SMBs to local consumers via proprietary local search portals and print directories.
Our executive offices are located at 2200 West Airfield Drive, P.O. Box 619810 DFW Airport, Texas, 75261, and our telephone number is (972) 453-7000. Our website is www.thryv.com. We make our periodic reports and other information filed with or furnished to the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.
RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected.

USE OF PROCEEDS
Unless we otherwise specify in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include repayment or refinancing of borrowings, working capital, capital expenditures, investments and acquisitions. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement. Until we use the net proceeds from the sale of the securities for these purposes, we may place the net proceeds in temporary investments.

DESCRIPTION OF DEBT SECURITIES
The debt securities that we may offer by this prospectus consist of notes or other evidences of indebtedness of Thryv. We may issue debt securities in one or more series under an indenture (the “Base Indenture”), between us and Computershare Trust Company, N.A., as trustee (the “Trustee”), which Base Indenture may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions of the Base Indenture, including, for all purposes of the Base Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) that are deemed to be a part of and govern the Base Indenture and any such supplemental indenture (the Base Indenture, any such supplemental indenture, and any such applicable provisions, collectively, an “Indenture”). The term “Indenture” shall also include the terms of any particular series or specific debt securities within a series established as contemplated by an Indenture. A form of the Base Indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, is incorporated herein by reference. Except as otherwise defined in this prospectus, capitalized terms used in this prospectus have the meanings given to them in the Base Indenture. For purposes of this Description of Debt Securities, references to “Thryv,” the “Company,” “we,” “our” and “us” refer only to Thryv Holdings, Inc. and not to its subsidiaries.
The provisions of the Base Indenture will generally be applicable to all of the debt securities. Selected provisions of the Base Indenture are described in this prospectus. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:
•	the title of the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the person to whom any interest on a debt security will be payable, if other than the registered holder thereof on the regular record date therefor;
•	the date or dates on which the principal of the debt securities will be payable or the method of determination thereof and the amount of principal that will be payable;
•
the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest, if any, or contingent interest, if any, or the formula, method or provision pursuant to which such rate or rates are determined, and the date or dates from which such interest shall accrue or the method of determination thereof;

•	the dates on which interest will be payable and the regular record dates for interest payment dates;
•	the place or places where the principal of and any premium and interest on the debt securities will be payable and the manner in which any payment may be made;
•
our option, if any, to redeem or prepay the debt securities, in whole or in part, the period or periods within which, and the price or prices (or the method of determining such price or prices) at which, such redemption or prepayment may occur, and the other terms and conditions of any such redemptions or prepayments;

•
our obligation, if any, whether pursuant to a sinking fund or otherwise, to redeem, purchase, repurchase, or offer to purchase or repurchase, the debt securities, in whole or in part, the period or periods within which, and the price or prices (or the method of determining such price or prices) at which, such redemption, purchase or repurchase must occur, and the other terms and conditions of any such redemptions, purchases and repurchases;

•	the denominations in which the debt securities will be issuable, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;
•
if the amount of principal of or any premium or interest on any debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

•
if other than the currency of the United States of America, the currency, currencies, composite currency, composite currencies or currency units in which the principal of or any premium or interest on any debt securities shall be payable, or shall at the election of the Company or the holder thereof be payable, and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for the purposes of making payment in the currency of the United States of America and determining the outstanding amount of debt securities, and, in the case of an election, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);
•
if other than the entire principal amount thereof, the portion of the principal amount of any debt securities that will be payable upon acceleration of the maturity of the debt securities pursuant to an event of default;

•
if the principal amount payable at the maturity of any debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount that shall be deemed to be the principal amount of such debt securities as of any such date, including the principal amount thereof that shall be due and payable upon any maturity other than the stated maturity or that shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•
if applicable, that the debt securities, in whole or any specified part, shall not be defeasible, and, if such debt securities may be defeased, in whole or in part, any provisions to permit a pledge of U.S. government obligations or other obligations (or the establishment of other arrangements) to satisfy the requirements for defeasance of such debt securities and, if other than by a board resolution, the manner in which any election by the Company to defease such debt securities shall be evidenced;

•
if applicable, that any debt securities shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends that shall be borne by any such global security in lieu of that set forth in the Base Indenture, any addition to, elimination of or other change in the circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of any such global security;

•
any addition to, elimination of or other change in the events of default that apply to any debt securities, any changes in the applicable notice or cure periods (which may be no period), and any change in the right of the Trustee or the requisite holders of such debt securities to declare the principal amount thereof (or some portion thereof) due and payable, or the automatic acceleration of such principal amount;

•	any addition to, elimination of or other change in the covenants set forth in the Base Indenture that apply to any debt securities;
•
if applicable, that persons other than those specified in the Base Indenture shall have such benefits, rights, remedies and claims with respect to such debt securities, as and to the extent provided for such debt securities;

•
any change in the actions permitted or required to be taken by or on behalf of the holders of any debt securities, including any such change that permits or requires any or all such actions to be taken by or on behalf of the holders of any specific debt securities rather than or in addition to the holders of all debt securities;

•	any provisions for subordination of any debt securities to other obligations of the Company (including other debt securities issued under the Base Indenture);
•
whether payment of principal of and premium, if any, and interest, if any, on any debt securities shall be without deduction for taxes, assessments or governmental charges paid by holders of such debt securities;

•
if and as applicable, that any debt securities shall be issuable in whole or in part in the form of one or more global securities and, in such case, the depositary or depositaries for such global security or global securities and any circumstances other than those set forth in the Base Indenture in which any such global security may be transferred to, and registered and exchanged for debt securities registered in the name of, a person other than the depositary for such global security or a nominee thereof and in which any such transfer may be registered;
•
whether and under what circumstances the Company will pay additional amounts on any debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem the debt securities rather than pay such additional amounts;

•
if any debt securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•
whether any debt securities are to be convertible into or exchangeable for common stock or any other security or property, including, without limitation, securities of another person held by the Company or its affiliates, and, if so, the terms thereof;

•
any provisions necessary to permit or facilitate the issuance, payment or conversion of any debt securities that may be converted into securities or other property other than debt securities of the same series and of like tenor, whether in addition to, or in lieu of, any payment of principal or other amount and whether at the option of the Company or otherwise;

•
whether any debt securities will be guaranteed, and, if so, the terms and conditions of such guarantees, and the names of, or the method of determination or identification of, the guarantors, and any deletions from, or modifications or additions to, the provisions of the Base Indenture in connection with the guarantees of the debt securities of the series;

•	if other than the Trustee, the identity of the initial security registrar and any initial paying agent; and
•	any other terms of the debt securities and any guarantees of the debt securities.
Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable supplemental indenture.
We may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued with original issue discount (an “original issue discount security”) may be described in an applicable prospectus supplement.
If the purchase price of any series of the debt securities is payable in a foreign currency or currency unit or if the principal of or any premium or interest on any series of the debt securities is payable in a foreign currency or currency unit, the restrictions, elections, general tax considerations, specific terms, and other information with respect to the debt securities and the applicable foreign currency or currency unit will be set forth in an applicable prospectus supplement.
Unless otherwise indicated in an applicable prospectus supplement:
•	the debt securities will be issued only in fully registered form (without coupons) in denominations of $2,000 and any integral multiples of $1,000 in excess thereof; and
•
payment of principal, premium, if any, and interest on the debt securities will be payable, and the exchange, conversion, and transfer of debt securities will be registrable, at our office or agency maintained for those purposes and at any other office or agency maintained for those purposes. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Form of Debt Securities
We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global (i.e., book-entry)

form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this description mean those who own debt securities registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.
Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which The Depository Trust Company (“DTC”) acts as depositary.
Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.
Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security.
Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.
We will make payment of principal of, and interest and premium, if any, on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest and premium, if any, on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.
Neither we, any guarantor, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.
A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:
•	DTC notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days; or
•	we notify the Trustee that we wish to exchange that global security in whole.
Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $2,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.
Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under an Indenture. Except as provided above, no global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or an Indenture.
We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to take any action that a holder is entitled to take under the debt securities or an Indenture, DTC would authorize the participants holding the relevant beneficial interests to take that action. Additionally, those participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.
DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, DTC eliminates the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Investors may hold interests in the debt securities outside the U.S. through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include any agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including agents, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include any agents. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the debt securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.
We have provided the descriptions herein of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of

DTC, Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriters nor the Trustee takes any responsibility for the accuracy of the information or these operations or procedures, and you are urged to contact DTC, Euroclear or Clearstream or their respective participants directly to discuss these matters.
Certain Covenants
Maintenance of Office or Agency
We will be required to maintain an office or agency in each place of payment for each series of debt securities, for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, conversion or exchange.
Paying Agents
If we act as our own paying agent with respect to any series of debt securities, on or before each due date of the principal of or any premium or interest on any of the debt securities of that series, we will be required to segregate and hold in trust for the benefit of the persons entitled to such payment a sum sufficient to pay the amount due until such sum is paid to such persons or otherwise disposed of as provided in the Indenture and to notify the Trustee promptly of our action or failure to act. If we have one or more paying agents for any series of debt securities, on each due date of the principal of or any premium or interest on any debt securities of that series, we will be required to deposit with a paying agent a sum sufficient to pay the amount due and, unless the paying agent is the Trustee, to promptly notify the Trustee of our action or failure to act. Subject to applicable escheat laws, any money deposited with a paying agent or the Trustee for the payment of principal of or any premium or interest on any debt securities that remains unclaimed for two years after the principal or any premium or interest has become due and payable may be repaid to us, and thereafter the holder of those debt securities may look only to us for payment thereof and all liability of the Trustee or any paying agent with respect to payment shall thereupon cease.
Corporate Existence
Subject to the transactions described under the heading “Consolidation, Merger, Sale, Conveyance, Transfer or Lease” below, we will be required to preserve and keep in full force and effect our corporate existence, charter rights, statutory rights, licenses and franchises, but the Company shall not be required to preserve any such right, license or franchise if the Company determines that such preservation is no longer desirable in the conduct of the business of the Company.
Compliance Certificate
The Company will be required to furnish annually to the Trustee a certificate signed by one of its officers as to the officer’s knowledge of the Company’s compliance with all conditions and covenants under the Indenture.
Consolidation, Merger, Sale, Conveyance, Transfer or Lease
The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets on a consolidated basis to, any person, unless:
(1)
the resulting, surviving or transferee person (the “Successor Company”) will be a corporation, limited liability company, partnership, trust or other entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia;

(2)
the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed and, for each debt security that by its terms provides for conversion, shall have provided for the right to convert such debt security in accordance with its terms;

(3)
immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any subsidiary as a result of such transaction as having been incurred by the Company or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

(4)
the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this covenant and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Upon any consolidation of the Company with, or merger of the Company with or into, or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company on a consolidated basis to, any person, in each case in accordance with the foregoing covenant, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Successor Company had been named as the Company in the Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under the Indenture and the debt securities, except in the case of a lease of all or substantially all of the properties and assets of the Company on a consolidated basis, in which case the predecessor Company shall not be released from the obligation to pay the principal of, any premium on, and interest on the debt securities.
Events of Default
Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the Indenture with respect to debt securities of any series:
(1)	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;
(2)	default in the payment of the principal of or any premium on any debt security of that series when due at its stated maturity or by declaration of acceleration, call for redemption or otherwise;
(3)	default in the deposit of any sinking fund payment when and as due by the terms of any debt security of that series and continuance of such default for a period of 60 days;
(4)
default in the performance, or breach, of any covenant of the Company in the Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in the events of default for such series specifically dealt with or which has expressly been included in the Indenture solely for the benefit of series of debt securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail or by overnight courier service, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

(5)	specified events of bankruptcy, insolvency, or reorganization involving the Company; and
(6)	any other event of default provided with respect to debt securities of that series.
The Trustee is required to give to the holders of the debt securities of that series notice of all defaults known to a responsible officer of the Trustee within 90 days of the occurrence thereof, except that other than in the case of a default of the character contemplated in clause (1), (2), or (3) above, the Trustee may withhold notice if and so long as a committee of responsible officers of the Trustee in good faith determines that the withholding of notice is in the interests of the holders of the debt securities of that series.
If an event of default described in clause (5) above occurs, the principal of, premium, if any, and accrued interest on the debt securities of that series will become immediately due and payable automatically without any declaration or other action on the part of the Trustee or any holder of the debt securities of that series. If any other event of default with respect to debt securities of any series occurs and is continuing, either the Trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under specified circumstances, rescind and annul such acceleration. See “—Amendments and Waivers” below.
Subject to the duty of the Trustee to act with the requisite standard of care during an event of default, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of debt securities of any series unless such holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, losses, expenses and liabilities that might be incurred by it in compliance with such request or direction.
Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may institute any proceeding with respect to the Indenture unless:
(1)	such holder has previously given the Trustee written notice of a continuing event of default with respect to the debt securities of that series;
(2)	holders of not less than 25% in principal amount of the outstanding debt securities of such series have requested in writing that the Trustee institute proceedings in respect of such event of default;
(3)	such holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any costs, expenses and liabilities that might be incurred by it in compliance with such request;
(4)	the Trustee has failed to institute any such proceeding within 60 days after the receipt of the request and the offer of security or indemnity; and
(5)	the holders of a majority in principal amount of the outstanding debt securities of such series have not given the Trustee a direction that is inconsistent with such request within such 60-day period.
Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of any series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an event of default has occurred and is continuing, the Trustee will be required in the exercise of its rights and powers to use the degree of care and skill that a prudent person would exercise or use under the circumstances in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines in good faith would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to security or indemnification reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with any request or direction.
Any additional events of default with respect to any series of debt securities, and any variations from the foregoing events of default applicable to any series of debt securities, will be described in an applicable prospectus supplement.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series issued under the Indenture.
Amendments and Waivers
Subject to certain exceptions, the Indenture and the debt securities may be amended or supplemented with the consent of the holders of a majority in principal amount (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) of all debt securities at the time outstanding to be affected (considered together as one class for this purpose and such debt securities to be affected potentially being debt securities of the same or different series and, with respect to any series, potentially comprising fewer than all the debt securities of such series), or, if a waiver of compliance with provisions affects the debt securities of more than one series of debt securities, by the holders of a majority in principal amount of all outstanding debt securities affected by the waiver, with the debt securities of all the affected series voting together as one class for this purpose and such debt securities to be affected potentially being debt securities of the same or different series and, with respect to any series, potentially comprising fewer than all the debt securities of such series (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series). Subject to certain exceptions, any past default may be waived with the consent of the holders of a majority in principal amount of the debt securities of such series then outstanding or, if the waiver of a past default affects the debt securities of more than one series of debt securities, by the holders of a majority in principal amount (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) of all debt securities at the time outstanding to be affected (considered together as one class for this purpose and such debt securities to be affected potentially being debt securities of the same or different series and, with respect to any series, potentially comprising fewer than all the debt securities of such series). In addition, without the consent of any holder, the Company and the Trustee may amend or supplement the Indenture or any series of debt securities for certain purposes as set forth in the Indenture.
However, without the consent of each holder of an outstanding debt security affected, no amendment, supplement or waiver may, among other things:
•
change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of a debt security issued with original issue discount or any other debt security that would be due and payable upon a declaration of acceleration of the maturity thereof, or permit the Company to redeem any debt security if the Company would not otherwise be permitted to do so, or change any place of payment where, or the coin or currency in which, any debt security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•
if any debt security provides that the holder may require the Company to repurchase or convert such debt security, impair such holder’s right to require repurchase or conversion of such debt security on the terms provided therein;

•
reduce the percentage in principal amount of the outstanding debt securities of any one or more series (considered separately or together as one class, as applicable, and whether comprising the same or different series or less than all the debt securities of a series), the consent of whose holders is required for any such amendment or supplement, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences);

•	if any debt security is guaranteed, release any guarantor of a debt security from any of its obligations under its guarantee thereof, except in accordance with the terms of the Indenture; or
•
subject to certain exceptions, modify any of the provisions of the Indenture relating to the percentage of holders who must consent to an amendment, supplement or waiver, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed supplemental indenture. It is sufficient if such consent approves the substance of the proposed supplemental indenture. A consent to any amendment, supplement or waiver under the Indenture by any holder of debt securities given in connection with a purchase of, or tender or exchange offer for, such holder’s debt securities will not be rendered invalid by such purchase, tender or exchange.
Defeasance
The Company at any time may terminate all of its and any guarantor’s obligations under the debt securities of any series and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, and to maintain a registrar and paying agent in respect of the debt securities of any series and certain rights and immunities of the Trustee.
The Company may at any time terminate its and any guarantor’s obligations to comply with certain covenants described above under “—Certain Covenants” and certain covenants of any outstanding series of debt securities that may be contained in any applicable prospectus supplement, and may omit to comply with such covenants without creating an event of default (“covenant defeasance”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. government obligations, or a combination of money and U.S. government obligations, for the payment of principal, premium, if any, and interest on the debt securities of any series to redemption or maturity, as the case may be, and must comply with certain other conditions, including, without limitation, delivery to the Trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that holders of such series will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.
Upon the effectiveness of a legal defeasance or covenant defeasance with respect to any series of guaranteed debt securities, each guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the Indenture in respect of the debt securities of that series, without any action by us, any guarantor or the Trustee, and without the consent of the holders of any debt securities.
Satisfaction and Discharge
The Indenture shall upon request of the Company cease to be of further effect with respect to the debt securities of any series and any guarantees of such debt securities (except as to any surviving rights of conversion, registration of transfer or exchange of any such debt security expressly provided for in the Indenture or in the terms of such debt security), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture with respect to such debt securities, when:
(1)	either:
(A)
all such debt securities theretofore authenticated and delivered (other than (i) debt securities that have been destroyed, lost or wrongfully taken and that have been replaced or paid and (ii) debt securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B)	all such debt securities not theretofore delivered to the Trustee for cancellation
(i)	have become due and payable, or
(ii)	will become due and payable at their stated maturity within one year, or
(iii)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or a guarantor in the case of (i), (ii) or (iii) of subsection (B) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for such purpose money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be;
(2)	the Company and the guarantors (if any) have paid or caused to be paid all other sums payable under the Indenture by the Company and the guarantors (if any) with respect to such debt securities; and
(3)
the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent in the Indenture relating to the satisfaction and discharge of the Indenture with respect to such debt securities have been satisfied.

Notwithstanding the satisfaction and discharge of the Indenture with respect to debt securities of any series, certain obligations of the Company and the Trustee listed in the Indenture shall survive such satisfaction and discharge.
Payments
We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.
We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.
We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the Trustee's records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below against surrender of the debt security. All payments by check will be made in next-day funds (i.e., funds that become available on the day after the check is cashed).
Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in the United States of America, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.
No Personal Liability of Directors, Officers, Employees and Stockholders
No past, present or future director, officer, employee, manager, member, partner, incorporator or stockholder of the Company or any guarantor, as such, will have any liability for any obligations of the Company or any guarantor under the debt securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.
Governing Law
The Base Indenture is, and each supplemental indenture and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
The Base Indenture provides that there may be more than one trustee under the Base Indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the Base Indenture separate and apart from the trust administered by any other trustee under the Base Indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the Base Indenture. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. Except as provided above under the heading “Payments” or as otherwise provided in the applicable prospectus supplement, all payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in the place of payment.
The Indenture does not prohibit the Trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the Trustee acquires any conflicting interest within the meaning of the Trust Indenture Act and there is an event of default with respect to any series of debt securities, the Trustee must eliminate the conflict or resign.

DESCRIPTION OF CAPITAL STOCK
The following is a description of (i) the material terms of our fourth amended and restated certificate of incorporation and second amended and restated bylaws and (ii) certain applicable provisions of Delaware law. We refer you to our fourth amended and restated certificate of incorporation and second amended and restated bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.
Authorized Capitalization
Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.
As of July 31, 2022, 34,437,980 shares of our common stock were outstanding and no shares of our preferred stock were outstanding.
Common Stock
Holders of our common stock are entitled to the rights set forth below.
Voting Rights
Holders of our common stock are entitled to one vote per share. Directors will be elected by a plurality of the votes cast by the holders of stock entitled to vote in the election. Our stockholders will not have cumulative voting rights. Except as otherwise provided in our fourth amended and restated certificate of incorporation or second amended and restated bylaws or as required by law, all matters to be voted on by our stockholders other than matters relating to the election and removal of directors must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter or by a written resolution of the stockholders representing the number of affirmative votes required for such matter at a meeting.
Dividend Rights
Holders of common stock will share equally in any dividend declared by our Board, subject to the rights of the holders of any outstanding preferred stock.
Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution, distribution of assets, or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.
Other Rights
Our stockholders have no preemptive or other rights to subscribe for additional shares. All holders of our common stock are entitled to share equally on a share-for-share basis in any assets available for distribution to common stockholders upon our liquidation, dissolution or winding up. All outstanding shares are validly issued, fully paid and nonassessable.
Preferred Stock
Our Board is authorized to provide for the issuance of preferred stock in one or more series and to fix the designations, powers, rights and preferences of the shares of each such series, and qualifications, limitations and restrictions thereof, including voting rights, dividend rights, conversion rights, exchange rights, liquidation rights and redemption rights and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock. Our Board has not authorized the issuance of any shares of preferred stock, and we have no agreements or plans for the issuance of any shares of preferred stock.
Warrants
On August 15, 2016, we entered into a Warrant Agreement by and among us, Computershare, Inc. and Computershare Trust Company, N.A. (as amended, the “Warrant Agreement”). The Warrant Agreement governs the terms and rights of our warrants to purchase shares of common stock at the applicable exercise price of such warrants. Each warrant represents the right to purchase one share of common stock at an exercise price of $24.39 per share, subject to adjustment as provided in the Warrant Agreement. As of July 31, 2022, 9,432,064 warrants were outstanding and holders of such warrants are entitled to purchase, in the aggregate, up to 5,240,035 shares of common stock.
Exercise
The warrants may be exercised in whole or in part at any time prior to the expiration time of 5:00 p.m. Pacific time on August 15, 2023. The warrants may be exercised upon delivery of a duly completed exercise notice on or prior to the expiration time at the offices of the warrant agent, accompanied by full payment of the exercise price for the number of warrants being exercised and a duly executed joinder to the Company’s Amended and Restated Stockholders Agreement.
Fractional Shares
No fractional shares will be issued upon the exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share of common stock, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder in accordance with the terms of the Warrant Agreement.
Limitations on Exercise
Each warrant not exercised prior to the expiration time shall become void, and all rights of the warrant holder under the Warrant Agreement shall cease. If a sale of the Company (as defined in the Warrant Agreement) is consummated prior to the expiration time in which 100% of the consideration paid to or received by non-employee holders of common stock in such sale of the Company consists of cash and the sale price is less than or equal to the exercise price on the date the sale of the Company is consummated, each warrant not exercised at or before that date shall also become void.
Rights as Stockholders
The warrant holders do not have the rights or privileges of holders of common stock including, without limitation, the right to vote or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, to receive dividends on warrant shares or any rights whatsoever as stockholders of the Company, until such warrant is duly exercised in accordance with the Warrant Agreement and such warrant holder is issued shares of common stock in connection therewith.
Restrictions on Transfer
The warrants are transferable, provided that such transfer (i) would be permitted under the terms of our Amended and Restated Stockholders Agreement if such warrant constituted shares of common stock and (ii) is not made to a competitor without approval of our Board. The warrants are not transferable, however, if as a result of the transfer, the warrants would be held of record by 1,980 or more persons or 480 or more persons who are not “accredited investors”, or otherwise in circumstances that our Board determines would require us to file reports under the Exchange Act if we are not otherwise subject to such requirements.
Amendment/Termination
The terms of the warrants may be amended, modified or waived by us together with the affirmative vote or consent of the majority holders of the warrants then outstanding; provided that if (i) the exercise price would be increased and/or the number of warrant shares would be decreased (other than pursuant to the adjustment) or

(ii) the expiration time is modified to occur earlier, then the consent of each warrant holder affected thereby is required. We and the warrant agent, however, may supplement or amend the Warrant Agreement as necessary without the approval of the warrant holders to cure any ambiguity or mistake so long as such amendment does not adversely affect, alter or change the interests of any warrant holder.
Anti-takeover Provisions
Our fourth amended and restated certificate of incorporation and second amended and restated bylaws contain provisions that delay, defer, or discourage transactions involving an actual or potential change in control of us or change in our management. These provisions, which are summarized below, discourage coercive takeover practices or inadequate takeover bids. These provisions are be designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage transactions that some stockholders may favor, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Accordingly, these provisions could adversely affect the price of our common stock.
Classified Board of Directors
Our fourth amended and restated certificate of incorporation provides that our Board will be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our fourth amended and restated certificate of incorporation provides that the number of directors constituting the entire board may be changed only by the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our second amended and restated bylaws also provide that a director may be removed by the affirmative vote of the holders of a majority of our outstanding shares of capital stock entitled to vote generally in the election of directors, and only for cause. Any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by the vote of a majority of our directors then in office. Our classified Board could have the effect of delaying or discouraging an acquisition of us or a change in our management.
Special Meetings of Stockholders and Requirements for Advance Notification of Stockholder Meetings, Nominations, and Proposals
Our second amended and restated bylaws provide that special meetings of the stockholders may be called upon the request of a majority of our Board, the Chairman of our Board and our Chief Executive Officer. Our second amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.
Our second amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with the advance notice requirements of directors, which may be filled only by a vote of a majority of directors then in office, even though less than a quorum, and not by the stockholders. Our second amended and restated bylaws allows the chairman of any meeting of stockholders to determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
No Stockholder Action by Written Consent
Our fourth amended and restated certificate of incorporation and our second amended and restated bylaws provide that subject to the rights of any holders of preferred stock to act by written consent instead of a meeting, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent or invalidate stockholder action.

Section 203 of the DGCL
Our fourth amended and restated certificate of incorporation provides that the provisions of Section 203 of the DGCL, which relate to business combinations with interested stockholders, do not apply to us. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder (a stockholder who owns more than 15% of our common stock) for a period of three years after the interested stockholder became such unless the transaction fits within an applicable exemption, such as Board approval of the business combination or the transaction that resulted in such stockholder becoming an interested stockholder. These provisions apply even if the business combination could be considered beneficial by some stockholders. Our fourth amended and restated certificate of incorporation contains provisions that have the same effect as Section 203 of the DGCL but provides that Mudrick Capital and any of its affiliates or successors, and any group as to which such persons are party do not constitute interested stockholders for purposes of these provisions for so long as they collectively own, directly or indirectly, 10% or more of the voting power of our then outstanding shares of voting stock. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.
Amendment to Bylaws and Certificate of Incorporation
Any amendment to our fourth amended and restated certificate of incorporation must first be approved by a majority of our Board and, if required by law, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment voting as a single class. Our second amended and restated bylaws may be amended (i) by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws, without further stockholder action or (ii) by the affirmative vote of at least a majority of the outstanding shares entitled to vote on the amendment, voting as a single class, without further action by our Board.
Renouncement of Corporate Opportunity
Our fourth amended and restated certificate of incorporation provides that, we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may from time to time be presented to Mudrick Capital, Paulson or GoldenTree or any of their respective affiliates (including, but not limited to, any entity that, directly or indirectly, controls, is controlled by or is under common control with it and including, in the case of Paulson, any individual nominated by Paulson and appointed as a director of the Board as of the date of the fourth amended and restated certificate of incorporation), successors, directly or indirectly managed funds or vehicles, partners, principals, directors, officers, members, managers and employees (other than our company and its subsidiaries) (“Exempted Persons”), even if the opportunity is one that we might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so. No such Exempted Persons will be liable to us for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity, or information regarding any such business opportunity, to us. None of the Exempted Persons has any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us or any of our subsidiaries.
Exclusive Forum
Our second amended and restated bylaws provide, subject to limited exceptions, that the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (iii) any action asserting a claim against us, any director or our officers or employees arising pursuant to any provision of the DGCL, our fourth amended and restated certificate of incorporation or our second amended and restated bylaws; or (iv) any action asserting a claim against us, any director or our officers or employees that are governed by the internal affairs doctrine. This exclusive forum provision does not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws and rules and regulations promulgated thereunder for which there is exclusive federal or concurrent federal and state jurisdiction. The federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any action asserting a claim arising under the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our fourth amended and restated certificate of incorporation described above.
Listing
Our common stock is listed on Nasdaq under the symbol “THRY”.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Inc.
DESCRIPTION OF DEPOSITARY SHARES
We may offer fractional interests in shares of preferred stock rather than full shares of preferred stock. In that event, depositary receipts will be issued to evidence depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, as described in the prospectus supplement relating to the particular issue of depositary shares.
The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company, as depositary, that we select as set forth in the prospectus supplement relating to the particular issue of depositary shares. Unless otherwise specified in the prospectus supplement relating to a particular issue of depositary shares, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by such depositary share, including dividend and liquidation rights and any right to convert the shares of preferred stock into common stock.
We will describe the terms of any depositary shares we offer and the related depositary agreement, as well as the terms of the shares of preferred stock represented thereby, in the prospectus supplement relating to the particular issue of depositary shares.
DESCRIPTION OF WARRANTS
We may issue warrants that entitle the holder to purchase debt securities, preferred stock, common stock or depositary shares. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.
Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:
•
the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•
the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•
the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

•
the designation and number of depositary shares purchasable upon the exercise of warrants to purchase other securities and the price at which such number of depositary shares may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	United States federal income tax consequences applicable to such warrants;
•	the amount of warrants outstanding as of the most recent practicable date; and
•	any other terms of such warrants.
Warrants issued pursuant to the registration statement of which this prospectus is a part will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.
Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or depositary shares at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.
Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or depositary shares, holders of such warrants will not have any of the rights of holders of such debt securities, preferred stock, common stock or depositary shares, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote or to exercise any rights of holders of depositary receipts in respect of the depositary shares purchasable upon such exercise.
DESCRIPTION OF UNITS
We may issue, in one or more series, units consisting of debt securities, common stock, preferred stock, and/or warrants for the purchase of debt securities, preferred stock, common stock or depositary shares in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.
We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

PLAN OF DISTRIBUTION
We may sell the offered securities in and outside the United States (1) through underwriters or dealers; (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering; (3) through agents (acting as agent or principal); (4) through a combination of any of these methods; or (5) through any other method described in a prospectus supplement. The prospectus supplement will include the following information:
•	the terms of the offering;
•	the names of any underwriters, dealers or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any commissions paid to agents.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.
Sale through Underwriters or Dealers
If we use underwriters in the sale, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. If applicable, we will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Remarketing Arrangements
Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.
Delayed Delivery Arrangements
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business for which they may receive compensation.

LEGAL MATTERS
The validity of the securities being offered by this prospectus will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Dallas, Texas, our outside legal counsel. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Thryv Holdings, Inc. and Subsidiaries appearing in Thryv Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, and the effectiveness of Thryv Holdings, Inc. and Subsidiaries’ internal control over financial reporting as of December 31, 2021 (excluding the internal control over financial reporting of Thryv Australia), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which as to the report on the effectiveness of Thryv Holdings, Inc. and Subsidiaries’ internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Thryv Australia from the scope of such firm's audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Sensis Holding Limited at June 30, 2020 and 2019, and for each of the two years in the period ended June 30, 2020, incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$75,000,000
THRYV HOLDINGS, INC.
Shares
Common Stock
P r o s p e c t u s S u p p l e m e n t
RBC Capital Markets
October   , 2024